Exhibit 99.1

May 2, 2024

We are pleased to report a summary of financial results for Union Bankshares, Inc. for the three months ended March 31, 2024. Consolidated net income for the first quarter was $2.41 million, compared to $2.98 million for the first quarter of 2023. The $560 thousand decrease in earnings was attributable to a decrease in net interest income of $967 thousand and an increase in noninterest expenses of $492 thousand, partially offset by an increase in noninterest income of $301 thousand and decreases of $304 thousand in credit loss expense and $294 thousand in income tax expense.
Total assets increased 4.1% to $1.42 billion as of March 31, 2024 primarily due to loan growth. Total loans outstanding were $1.04 billion as of March 31, 2024, compared to $976.6 million as of March 31, 2023. Asset quality remains strong with minimal past due loans and no charge-offs for the three months ended March 31, 2024.
Total deposits were $1.17 billion as of March 31, 2024 and include $100.0 million of purchased brokered deposits, compared to deposits of $1.23 billion as of March 31, 2023 with $108.0 million of purchased deposits. Borrowed funds were $150.7 million as of March 31, 2024, compared to $45.1 million outstanding as of March 31, 2023. The Company’s capital remains strong and is considered well capitalized by regulatory guidelines as of March 31, 2024.
In late 2023, the Federal Reserve signaled they were finished with interest rate increases and possibly would begin to reduce rates in 2024. The economic data released to date in 2024, as it relates to inflation, unemployment, and other pertinent information, is not supportive of lower rates resulting in no rate cuts by the Federal Reserve as of this writing. The most recent messaging from the Federal Reserve is they are prepared to stay “higher for longer” until the economic data supports a reduction in interest rates.

Despite the earnings pressure created from the prolonged inversion of the yield curve, the Company’s financial position remains strong, supported by excellent asset quality, a diverse funding base including customer deposits and wholesale funding sources and a strong liquidity position.
Northern Vermont and New Hampshire experienced a once in a lifetime event on April 8, 2024, with the viewing of the solar eclipse. Several of our towns were in the path of totality which made for an awe-inspiring experience for residents and visitors alike. It was nothing less than amazing if you were fortunate to view it. April is typically a slow tourism time in the northeast being in between ski season and summer and while results have not yet been released, early counts indicated thousands of visitors came to the area to view this event. These visitors provided a boost to the economy with increased spending on accommodations, food, and other tourism related activities. Many towns hosted special events and activities to welcome and entertain the viewers. All in all, it was a spectacular experience.
We would like to take this opportunity to remind you that you are invited to the 133rd Annual Meeting of Union Bankshares, Inc. which will be held on May 15, 2024 at 3:00pm at the Stearns Center Performance Space, Vermont State University - Johnson Campus, 337 College Hill Road, Johnson, VT. A reception will be held immediately after the Annual Meeting.
Lastly, on April 17, 2024, the Board of Directors declared a cash dividend of $0.36 payable May 2, 2024 to shareholders of record as of April 27, 2024.

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 19 banking offices, 2 loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)			Union Bankshares, Inc.

						DIRECTORS	OFFICERS
						Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	March 31, 2024	March 31, 2023	March 31, 2024		March 31, 2023	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

						Joel S. Bourassa	Karyn J. Hale - Chief Financial Officer
				(3 months ended)
						Dawn D. Bugbee	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,123	$4,340	Interest Income	$15,621	$13,044
						Mary K. Parent	Kristy Adams Alfieri - Assistant Secretary
			Interest Expense	6,613	3,069	Nancy C. Putnam
Federal Funds Sold & Overnight Deposits	18,536	17,479				Gregory D. Sargent
			Net Interest Income	9,008	9,975	David S. Silverman
Interest Bearing Deposits in Banks	14,441	16,428				Janet P. Spitler
			Credit Loss (Benefit) Expense	(230)	74
Investment Securities	259,281	276,767	Net Interest Income After Credit Loss (Benefit) Expense	9,238	9,901	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	3,415	2,849
			Wealth Management Income	255	211	DIRECTORS
Loans, net	1,035,976	973,767	Noninterest Income	2,331	2,074	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
						Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Allowance for Credit Losses	(6,645)	(6,934)	Noninterest Expenses:			Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,553	3,502	Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,738	20,256				Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,489	1,377	Nancy C. Putnam	John M. Goodrich - Northern NH
Accrued Interest & Other Assets	67,732	57,103				Gregory D. Sargent	Christopher M. Knapp - Northern NH
						David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,417,597	$1,362,055	Occupancy Expense, net	569	578	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
							Daniel J. Luneau - St. Albans
			Equipment Expense	962	897		Samuel H. Ruggiano - St. Albans
							Christine A. Sheley - Northern NH
							David S. Silverman - All
LIABILITIES & SHAREHOLDERS' EQUITY	March 31, 2024	March 31, 2023	Other Expenses	2,669	2,396
						Union Bank Offices (ATMs at all Branch Locations)
			Total	9,242	8,750
Noninterest Bearing Deposits	$222,128	$262,488
			Income Before Taxes	2,582	3,436	VERMONT
Interest Bearing Deposits	649,898	709,401
						Berlin	1028 US Route 302	802.476.0061
Time Deposits	299,618	254,089	Income Tax Expense	165	459	Fairfax	Jct. Routes 104 & 128	802.849.2600
						Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	150,696	45,106	Net income	$2,417	$2,977	Jeffersonville	5062 VT Route 15	802.644.6600
						Jericho	368 VT Route 15	802.899.7500
Subordinated Notes	16,247	16,213	Earnings Per Share	$0.53	$0.66	Johnson	198 Lower Main Street	802.635.6600
						Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	15,190	14,166	Book Value Per Share	$14.12	$13.44	Morrisville	20 Lower Main Street	802.888.6600
							65 Northgate Plaza	802.888.6860
Common Stock	9,991	9,965				Shelburne	5068 Shelburne Road	802.985.0227
						St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	2,778	2,353				St. Johnsbury	Operations and Loan Center
Retained Earnings							364 Railroad Street	802.748.3131
	90,262	86,060					Branch
Accumulated Other Comprehensive Loss	(34,894)	(33,514)					325 Portland Street	802.748.3121
						Stowe	47 Park Street	802.253.6600
						Williston	Branch
Treasury Stock at Cost	(4,317)	(4,272)					31 Market St	802.878.7900
							Loan Center
Total Liabilities & Shareholders' Equity	$1,417,597	$1,362,055					31 Market St	802.865.1000
Standby letters of credit were $1,532,000 and $1,542,000 at March 31, 2024 and 2023, respectively.						NEW HAMPSHIRE
						Groveton	3 State Street	603.636.1611
						Littleton	263 Dells Road	603.444.7136
							76 Main Street	603.444.5321
						Lincoln	135 Main Street	603.745.4000
						North Conway	120 North-South Road	603.356.4010